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                                                                    Exhibit 99.2

                            CERTIFICATE OF MERGER OF
                         MICRO ACQUISITION CORPORATION
                                 WITH AND INTO
                       MOLECULAR SIMULATIONS INCORPORATED

          Molecular Simulations Incorporated ("MSI"), organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST:    The name and state of incorporation of each of the
constituent corporations (the "Constituent Corporations") to the merger are:

          Name                                          State
          ----                                          -----

          Molecular Simulations Incorporated            Delaware

          Micro Acquisition Corporation                 Delaware

          SECOND: An Agreement and Plan of Merger and Reorganization, dated as of February 4, 1998 (the "Merger Agreement"), by and among Pharmacopeia, Inc., MSI and Micro Acquisition Corporation ("Merger Subsidiary"), providing for the merger of Merger Subsidiary with and into MSI, has been approved, adopted, certified, executed and acknowledged in accordance with the requirements of
Section 251(c) of the General Corporation Law of the State of Delaware.

          THIRD: The name of the surviving corporation is Molecular Simulations Incorporated (the "Surviving Corporation").

          FOURTH: As a result of the Merger, the Restated Certificate of Incorporation of MSI shall be amended in its entirety to read as set forth in Exhibit A attached hereto and, as amended, shall be the Amended and Restated Certificate of Incorporation of the Surviving Corporation.

          FIFTH: The executed Merger Agreement is on file at the office of the Surviving Corporation located at 9685 Scranton Road, San Diego, California 92121.

          SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

          IN WITNESS WHEREOF, MSI has caused this Certificate of Merger to be duly executed in its corporate name this 12th day of June, 1998.


                         MOLECULAR SIMULATIONS INCORPORATED

                         By:  /s/ David B. Hiatt
                            --------------------
                           Name:  David B. Hiatt
                           Title:  Chief Financial Officer


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                                                                       Exhibit A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MOLECULAR SIMULATIONS INCORPORATED

        1. Name. The name of the Corporation is Molecular Simulations
           ----
Incorporated.

        2. Registered Office and Agent. The address of the Corporation's
           ---------------------------
registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

        3. Purpose. The purposes for which the Corporation is formed are to
           -------
engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

        4. Authorized Capital. The aggregate number of shares of stock which the
           ------------------
Corporation shall have authority to issue is One Thousand (1,000) shares, all of which are of one class and are designated as Common Stock and each of which has a par value of One Cent ($.01).

        5. Bylaws. The board of directors of the Corporation is authorized to
           ------
adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

        6. Elections of Directors. Elections of directors need not be by written
           ----------------------
ballot unless the bylaws of the Corporation shall so provide.

        7. Right to Amend. The Corporation reserves the right to amend any
           --------------
provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

        8. Limitation on Liability. The directors of the Corporation shall be
            -----------------------
entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of Law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 8 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


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